Exhibit 32

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PB Bankshares, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2025	/s/ Janak M. Amin	President and Chief Executive Officer
	Janak M. Amin	(Principal Executive Officer)

March 28, 2025	/s/ Lindsay S. Bixler	Executive Vice President and Chief Financial Officer
	Lindsay S. Bixler	(Principal Financial and Accounting Officer)